AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (this “Agreement”)is made this 29th day of February 2024, but effective as of the 1st of the year (the "Effective Date"), between iQSTEL, Inc., a Nevada corporation (hereinafter referred to as the "Company"), and Leandro Jose Iglesias, residing at Carretera de San Miguel de Breamo 9, Pontedeume, A Coruna, 15.614, Spain. (hereinafter referred to as the "Employee").

WHEREAS, the Parties previously entered into an Employment Agreement dated May 2, 2019 that was amended on November 1, 2020 (together, the “Original Agreement”), and now the parties desire to amend and restate the Original Agreement;

WHEREAS, the Company wishes to engage the services and expertise of the Employee on the terms and conditions hereinafter set forth, and the Employee wishes to accept such an engagement;

NOW THEREFORE in consideration of the covenants of each of the parties given to the other and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          NATURE OF AGREEMENT; SERVICES

1.1        This Amended and Restated Employment Agreement completely replaces and supersedes the Original Agreement as of January 1, 2024.

1.2          Effective as of the Effective Date, the Company hereby engages the Employee and the Employee hereby accepts an engagement with the Company to serve as the Chief Executive Officer of the Company (the "Services"). Employee shall bear such responsibilities as are customary for such a position in a public company in performing the Services. The parties understand that the position will be full-time employment and that the Employee shall devote sufficient time, attention and abilities to the business of the Company for the proper exercise of the Employee's duties hereunder. Employee understands that the Services may, from time to time, entail extensive travel. Employee may assign the compensation hereunder but not the responsibility to fulfill the services and responsibilities as per this Agreement. Employee shall not be required to move his residence.

2.          REMUNERATION

The Company agrees to pay the Employee as set out in Schedule "A" attached hereto.

3.          CONFIDENTIALITY; OWNERSHIP OF DOCUMENTS; NON-COMPETE; NON-SOLICIT

3.1       Confidential Information. Employee recognizes and acknowledges that by reason of this Agreement and service to the Company, he will have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to business methods, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, sales and profit figures, contact lists, and relationships between the Company and its affiliates, customers, clients, Employees, licensees, suppliers, and others who have business dealings with the Company and its affiliates ("Confidential Information"). Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not, either during or at any time after the Term of this Agreement, disclose any such Confidential Information to any person for any reason whatsoever without the prior written authorization of the Company, unless such information is in the public domain through no fault of the Employee or except as, and to the extent as, may be required by law.

1

3.2        Non-Competition

Employee recognizes that in his position as an Employee to the Company, he will acquire such information outlined in Section 3.1 hereof, including Confidential Information and for good and valuable consideration, including his engagement by the Company, he agrees that during the Term of this Agreement and for a period of 24 months after termination of this Agreement, the Company has the right to request to the Employee that he will not work in a company that directly or indirectly, manage, operate, join, control, or participate in the management, operation, control, or be connected as an officer, director, employee, partner, principal, agent, representative, Employee, or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged in the primary line of business in which the Company is engaged in at the time of execution of this Agreement, unless acting pursuant hereto or with the prior written consent of the Company.

(a)       This Company right is based on the premise that the Company shall not have any debt with the Employee, and all the remunerations of the last six months previous to the end of the term of the agreement will be paid on time and in cash, and the Company shall pay the compensation for Noncompetition as set in out in Schedule "A" attached hereto.

(b)       The foregoing restriction shall not be construed to prohibit the ownership by the Employee of no more than 4.99% of any class of securities of any corporation that is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither the Employee nor any group of persons including the Employee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

3.3       Non-solicitation; Non-association. The Employee hereby acknowledges and agrees that he, together with other Employees engaged by the Company, is likely to be exposed to a significant amount of Confidential Information concerning the Company's, business methods, operations, employment relationships, and customers while engaged under this Agreement, that such information might be retained by the Employee and such other Employees in tangible form or simply retained in their memory, and that the protection of the Company's exclusive rights to such confidential information and the benefits flowing from it can best be ensured by means of a restriction on the Employee's activities after termination of this Agreement. Therefore, the Employee agrees that for a 24 month period following termination of this Agreement, he shall not engage in the following activities:

(a)        He shall not solicit, divert, or initiate any contact (or attempt to solicit, divert, or initiate any contact) with any relationship of the Company or any affiliate with whom Employee dealt (including any customers or vendors), for the purpose of doing business in the same lines of business as the Company, and further will not solicit or initiate any contact with any potential relationship of the Company or affiliate, that the Employee solicited or contacted while engaged by the Company. This provision does not restrict Employee from developing relationships independently obtained outside of Employee's position with the Company.

(b)        He shall not directly solicit the employment of or hire any employee or Employee of the Company or affiliate and will not attempt to persuade any employee or Employee to leave the employment or consulting relationship of the Company or such affiliate.

2

3.4          Equitable Relief.

(a)         Employee acknowledges that the restrictions contained in Article 3 hereof are reasonable and necessary to protect the legitimate interests of the Company and that any violation of such restrictions would result in irreparable injury to the Company. If the period of time or other restrictions specified in A1ticle 3 should be adjudged unreasonable at any proceeding, then the period of time or such other restrictions shall be reduced by the elimination or reduction of such portion thereof so that such restrictions may be enforced in a manner adjudged to be reasonable. Employee acknowledges that the Company shall be entitled to preliminary and permanent injunctive relief for a violation of any such restrictions without having to prove actual damages or to post a bond; Company shall also be entitled to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled in law or equity.

(b)         Employee agrees that until the expiration of the covenants contained in Sections 3.2 and 3.3 of this Agreement, the Company may provide a copy of the covenant contained in such Sections to any business or enterprise (i) that Employee may directly or indirectly own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing, control, or control of, or (ii) with which he may be connected as an officer, director, employee, partner, principal, agent, representative, Employee, or otherwise, or in connection with which he may use or permit his name to be used.

4.            TERM AND TERMINATION

4.1         Employee's employment under this Agreement shall begin on January 1, 2024 for an initial period of 60 months, renewable automatically for 36-month periods; unless the Company or the Employee gives a written notification with at least 90 days prior to the termination date of the initial 60-month period or any subsequent 36-month period, expressing their intention to not renew the employment agreement. Upon expiration of the Term without renewal, the relationship between the parties will be at will but all other provisions of this Agreement shall be applicable. This agreement may be terminated by either Employee or Company for cause or willful or gross negligence by either party. The Board of Directors of the Company may at any time remove the Employee from his position of Chief Executive Officer, which removal shall not be deemed a termination of the Agreement. Notwithstanding anything to the contrary herein, if Employee is removed for cause or willful or gross negligence, then Employee will not be entitled to any compensation under the Company Employee Agreement Early Termination as described in Schedule A, number 9, or for not competing with the Company as described in Schedule A, number 8.

4.2          Employee's obligations, and those of Employee's employees, agents, successors and assignees, if any, pursuant to Section 3 (Confidentiality; Ownership of Documents, Non-Compete, Non-Solicit), 5 (Indemnification), and 8 (Governing Law and Dispute Resolution) shall survive completion of the Services, and the expiration or termination of this Agreement.

4.3          Except as provided in Section 4.1 above, in case the Company decides to terminate this agreement before the termination date (Company Employee Agreement Early Termination), during the initial period of 60 months or any subsequent 36 months of the renewed periods, the Company shall provide Employee with a Company Employee Agreement Early Termination compensation as set in out in Schedule "A" attached hereto.

3

5.             REPRESENTATION AND WARRANTIES; INDEMNIFICATION

5.1          The Employee warrants and represents that he is duly qualified to perform his duties hereunder, and further covenants that in performing his duties hereunder, he will not engage in activity that is in violation of applicable laws or subject the Company to liability thereunder. The Employee further warrants that his execution of this Agreement and the performance of services hereunder does not violate any agreement to which Employee is a party nor give any prior employer, partner, associate or any other person any legal or equitable rights against the Employee or the Company.

5.2          This Agreement is conditional on the Company's commitment to obtain a directors' and officers' insurance policy as soon as commercially reasonable, and the Company signing an Indemnification Agreement satisfactory to the Employee. To the fullest extent permitted by applicable law, the Company agrees that it will not voluntarily change the terms of such D&O Insurance or the Indemnification Provisions to the detriment of the Employee at anytime while he is entitled to benefit of such D&O Insurance or Indemnification Provisions. Additionally, the Employee shall be entitled to such indemnification by the Company as is prescribed in the laws of the State of Florida or in the Charter or Bylaws of the Company.

6.            EMPLOYEE BENEFITS

Both parties will comply with Company policy regarding employee benefits or as required by law.

6.1	Paid Time Off. Employee shall be entitled to paid time off in the amount of 25 days per year.

6.2	Sick Leave. Employee shall be entitled to paid sick leave of up to 10 days per year.

6.3	Personal Leave. Employee shall be entitled to paid personal leave of up to 5 days per year.

7.          NOTICES

Any notices delivered or received between either party shall be deemed to have been received:

(a)         if it was delivered in person or email on the date it was delivered:

(b)          if it was sent by registered mail, on the day it was received to the following address:

iQSTEL, Inc.

300 Aragon Avenue,

Suite 375, Coral Gables,

FL 33134.

By email: admin@iqstel.com

Attention: CFO

Leandro Jose Iglesias

Carretera de San Miguel de Breamo 9

Pontedeume, A Coruna, 15.614, Spain

By email: Leandrojose@iglesias.co.ve

4

8.          MODIFICATION OF AGREEMENT

Any modification of this Agreement must be made in writing and signed by the Employee and the Company, or it shall have no effect and shall be void.

9.           GOVERNING LAW

9.1          This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any conflict of law rules otherwise.

9.2          Any and all disputes arising hereunder, including disputes arising from or relating to termination and the grounds therefor, including all grounds arising from statutory claims alleging discrimination or violations of federal, state or local civil rights law, or otherwise, shall be resolved by binding arbitration in Florida before a single arbitrator in accordance with the arbitration rules of the American Arbitration Association (the"AAA") applicable to arbitration then in effect. Notice of the demand for arbitration by either party shall be given in writing to the other party to this Agreement. On such demand, the dispute shall be heard by arbitration before a single arbitrator selected pursuant to the AAA rules. Any award rendered by the arbitrator shall be conclusive and binding on the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. The arbitrator shall be entitled to award equitable relief. Each party shall pay its own expenses of arbitration, including attorneys' fees. Nothing herein shall prevent the Company from seeking and obtaining preliminary equitable relief from a court pursuant to Section 3.5.

9.3          The parties hereby submit to the jurisdiction of the federal and state courts located in Florida for the purpose of an order to compel arbitration, for preliminary relief in aid of arbitration or for a preliminary injunction to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitrators, and to the non-exclusive jurisdiction of the aforementioned courts for the enforcement of any award issued hereunder. and waive any right to stay or dismiss any such actions or proceedings brought before any such court on the basis of forum non conveniens or improper venue.

10.           HEADINGS

The headings utilized in this Agreement are for convenience only and are not to be construed in any way as additions or limitations of the covenants and agreements contained in this Agreement.

I l.           GENERAL MATTERS

11.1       The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or of any other provisions of this Agreement.

11.2       This Agreement shall be binding upon the parties hereto and shall ensure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by the Employee without prior written consent of the Company.

5

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 29th day of February, 2024.

iQSTEL, Inc.

By: /s/ Alvaro Quintana Cardona

Name: Alvaro Quintana Cardona

Title: CFO

/s/ Leandro Jose Iglesias

Leandro Jose Iglesias

Employee

6

SCHEDULE "A"

REMUNERATION

1. As full consideration for performance of the services by the Employee, the Company shall pay the Employee $31,000 per month ($372,000 per Year). The monthly amount will be paid to Employee once a month on the 5th of each month. Company shall deduct or withhold any and all federal income and social security taxes and state and local taxes required by law, if apply.

2. Employee shall receive a yearly bonus of up to 2 months’ salary for services rendered under this agreement, and shall be paid 15 days after the Company’s Form 10-K is filed with the SEC.

3.  Employee shall receive a bonus of up to 4% of the Company's Net Income for services rendered under this agreement, and shall be paid 15 days after the Company’s Form 10-K is filed with the SEC.

4.  Employee shall receive a bonus of up to 1,000,000 shares of the Company’s common stock for services rendered under this agreement, and shall be paid 15 days after the Company’s Form 10-K is filed with the SEC.

5.  In case the monthly remuneration is not set in full on time, the Employee has the right to request to the Company convert any or all accrued salary into Company restricted common shares, by written notification. Amount to be converted in shares must be converted considering the average price of the share during the last 10 trading days and applying a discount of 25%.

6. As of effective Date, normal direct business expenses and travel expenses including business class travel on flights over 5 hours will be covered by the Company.

7. All the Bonuses to be as determined by the Board of Directors with the following factors applying equally: achievement of company goals and plans, capital raising, hiring of key employees in key locations.

8.  NON-COMPETITION, If the company desire to request to that the Employee not compete with the Company according to Section 3.2 of this Agreement, the Employee shall receive a compensation of 24 months of salary.

9.  COMPANY EMPLOYEE AGREEMENT EARLY TERMINATION, the Company shall provide the Employee with a severance of 36-month salary and additional compensation, in the case of early termination of the agreement. If Employee is removed for cause or willful or gross negligence, then Employee will not be entitled to any compensation.

* * * *

7